Exhibit (a)(2)

Assignment Form/Letter of Transmittal

Please complete this form and send it back to us in the prepaid envelope.

Include a copy of your Driver’s License so we can obtain a Medallion Signature Guarantee, or have that done.

If you have any questions, please call us at (510) 619-3637.  Please return to 6114 La Salle Ave., #345, Oakland, CA 94611

1.      Complete or Correct Name and Address Information if Necessary

Name:                           Magyar Telekom Plc. Purchase Offer

Address:

City, State, ZIP:

Price:                            $12.15 per ADR

Offer Expires:              December 6, 2010

2.      ADRs you wish to sell:

♦           All of my ADRs (Specify quantity ____)

♦           All or ____ (Quantity) of my ADRs

♦           SELL ALL OR NONE (check this box if you wish to sell your ADRs ONLY if ALL your ADRs will be purchased).

3.      Fill out where applicable, signing to indicate your agreement to the terms of the Offer and the terms on the reverse side of this form.

Power of Attorney.  By signing this Assignment Form/Letter of Transmittal, each Assignor irrevocably constitutes and appoints each principal and authorized signer of the Depositary the true and lawful attorney-in-fact of such Assignor to execute, acknowledge, swear to and file any certificate or other instrument which may be required to reregister the ADRs being sold to the Purchaser. It is expressly acknowledged by each Assignor that the foregoing power of attorney is coupled with an interest and shall survive death, legal incapacity, bankruptcy, insolvency, and assignment for the benefit of creditors.

Owner & Custodian Information

Medallion (office use)
Owner*
Name:
Signature:
Social Security #:
Email Address:
Phone Number:

Date:

Co-Owner(s) (if applicable)
Name(s):
Signature(s):

Date:

Custodian (if applicable; Purchaser will obtain)
Name:
Signature:
IRA or Tax #:
Phone Number:

Date:

* If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s) in fact, agent(s), officer(s), or a corporation or another acting in a fiduciary or representing capacity, please provide the following information:

Name:
Capacity:

4.      If any of the following applies, please provide the appropriate documents.

•     Name changes:  Certified copy of Marriage Certificate or proof of name change from the court.

•     Power of Attorney:  Copy of Power of Attorney document.

•     Estates: Certified Copies of Death Certificate and appropriate Court Documents (no older than 45 days).

•     Corporations:  Copy of Corporate Resolution naming the Authorized Signature, with a seal if applicable.

THE OFFER, WITHDRAWAL RIGHTS, AND PRORATION PERIOD WILL EXPIRE AT 11:59 P.M., EASTERN TIME, ON DECEMBER 6, 2010 (THE “EXPIRATION DATE”) UNLESS EXTENDED.

Assignment Form/Letter of Transmittal
Magyar Telekom Plc.

To participate in the Offer, a duly executed copy of this Assignment Form/Letter of Transmittal and any other documents required by this Assignment Form/Letter of Transmittal must be received by the Depositary on or prior to the Expiration Date.  Delivery of this Assignment Form/Letter of Transmittal or any other required documents to an address other than as set forth above does not constitute valid delivery. The method of delivery of all documents is at the election and risk of the tendering Shareholder. Please use the pre-addressed envelope provided.  This Assignment Form/Letter of Transmittal is to be completed by holders of ADRs in Magyar Telekom Plc. (the “Corporation”), pursuant to the procedures set forth in the Offer to Purchase (as defined below). Capitalized terms used herein, but not defined herein,  have the meanings in the Offer to Purchase.

The undersigned hereby tenders to Series D of Tender Investors, LLC, a Delaware series limited liability company (“Purchaser”) the number of ADRs in the Corporation held by the undersigned as set forth above at a purchase price equal to $12.15 per ADR, less the amount of any dividends made or declared with respect to the ADRs between October 5, 2010 and the Expiration Date, and upon the other terms and subject to the conditions set forth in the Offer to Purchase, dated October 5, 2010 (the “Offer to Purchase”) and in this Assignment Form/Letter of Transmittal, as each may be amended from time to time (together, the “Offer”).  Receipt of the Offer to Purchase is hereby acknowledged.  Subject to and effective upon acceptance for payment of any of the ADRs tendered hereby, the undersigned sells, assigns, and transfers to, Purchaser all right, title, and interest in and to such ADRs which are purchased pursuant to the Offer. The undersigned hereby irrevocably constitutes and appoints the Purchaser as the true and lawful agent and attorney-in-fact and proxy of the undersigned with respect to such ADRs, with full power of substitution (such power of attorney and proxy being deemed to be an irrevocable power and proxy coupled with an interest), to deliver such ADRs and transfer ownership of such ADRs, on the books of the Corporation, together with all accompanying evidences of transfer and authenticity, to the Purchaser and, upon acceptance of the tender of such ADRs by the Purchaser, to exercise all voting rights and to receive all benefits and otherwise exercise all rights of beneficial ownership of such ADRs all in accordance with the terms of the Offer.  Upon the purchase of ADRs pursuant to the Offer, all prior proxies and consents given by the undersigned with respect to such ADRs will be revoked and no subsequent proxies or consents may be given (and if given will not be deemed effective).  In addition, by executing this Assignment Form/Letter of Transmittal, the undersigned assigns to the Purchaser all of the undersigned’s rights to receive dividends from the Corporation with respect to ADRs which are purchased pursuant to the Offer, other than dividends declared or paid through the Expiration Date and to change the address of record for such dividends on the books of the Corporation. Upon request, the Seller will execute and deliver, and irrevocably directs any custodian to execute and deliver, any additional documents deemed by the Purchaser to be necessary or desirable to complete the assignment, transfer, and purchase of such ADRs.

The undersigned hereby represents and warrants that the undersigned owns the ADRs tendered hereby and has full power and authority to validly tender, sell, assign, and transfer the ADRs tendered hereby, and that when any such ADRs are purchased by the Purchaser, the Purchaser will acquire good, marketable, and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances, conditional sales agreements, or other obligations relating to the sale or transfer thereof, and such ADRs will not be subject to any adverse claim. The undersigned understands that a tender of ADRs to the Purchaser will constitute a binding agreement between the undersigned and the Purchaser upon the terms and subject to the conditions of the Offer. The undersigned recognizes the right of the Purchaser to effect a change of dividend address to Series D) of Tender Investors, LLC, a Delaware series limited liability company at 6114 La Salle Avenue, #345, Oakland, CA 94611. The undersigned recognizes that under certain circumstances set forth in the Offer to Purchase, the Purchaser may not be required to accept for payment any of the ADRs tendered hereby. In such event, the undersigned understands that any Assignment Form/Letter of Transmittal for ADRs not accepted for payment will be destroyed by the Purchaser.  All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.  Except as stated in the Offer to Purchase, this tender is irrevocable.